   As filed with the Securities and Exchange Commission on December 13, 2001
                                                     Registration No.
                                                  Registration No.
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                          PRUDENTIAL FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

             New Jersey                              6719                              22-3703799
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)            Identification Number)

                     PRUDENTIAL FINANCIAL CAPITAL TRUST I
            (Exact name of registrant as specified in its charter)

              Delaware                               6719                              22-6899432
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)            Identification Number)

                                --------------
                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-6000
  (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)
                             John M. Liftin, Esq.
                                General Counsel
                          Prudential Financial, Inc.
                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-6000
(Name, address, including Zip code, and telephone number, including area code, of agent for service)
                                --------------
                                  Copies to:

                Andrew S. Rowen, Esq.                                   Alan L. Beller, Esq.
               Donald C. Walkovik, Esq.                                  Yong G. Lee, Esq.
                 Sullivan & Cromwell                             Cleary, Gottlieb, Steen & Hamilton
                   125 Broad Street                                      One Liberty Plaza
               New York, New York 10004                               New York, New York 10006
                    (212) 558-4000                                         (212) 225-2000

                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                                --------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-70888, 333-70888-01
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                               Proposed Maximum    Amount of
            Title of Each Class                   Aggregate       Registration
       of Securities to Be Registered        Offering Price(7)(8)     Fee
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
Equity Security Units.......................     $115,000,000       $27,485
Debentures of Prudential Financial,
 Inc.(1)....................................         --               --
Redeemable Capital Securities of Prudential
 Financial Capital Trust I(2)...............         --               --
Common Stock ($0.01 par value per
 share)(3)(4)...............................     $115,000,000       $27,485
Stock Purchase Contracts(5).................         --               --
Prudential Financial, Inc. Guarantee with
 respect to Redeemable Capital
 Securities(6)..............................         --               --
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
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(1) Up to $115,000,000 in aggregate principal amount of Debentures of
    Prudential Financial, Inc. may be issued and sold by Prudential Financial, Inc. to Prudential Financial Capital Trust I in connection with the issuance by the trust of up to 2,300,000 of its Redeemable Capital Securities. The Debentures may be distributed, under certain circumstances, to the holders of the Redeemable Capital Securities for no additional consideration.
(2) The Redeemable Capital Securities of Prudential Financial Capital Trust I are offered as a component of the Equity Security Units for no additional consideration.
(3) Shares of Common Stock of Prudential Financial, Inc. may be issued to the holders of Equity Security Units upon settlement or termination of the Stock Purchase Contracts, for a purchase price of $50 per unit. The actual number of shares of Common Stock to be issued will not be determined until the date of settlement or termination of the related Stock Purchase Contract.
(4) Each share of Common Stock includes one Shareholder Protection Right as described under "Description of Capital Stock".
(5) The Stock Purchase Contracts are offered as a component of the Equity Security Units for no additional consideration.
(6) No separate consideration will be received for the Prudential Financial, Inc. Guarantee.
(7) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(n) under the Securities Act of 1933, as amended.
(8) Exclusive of accrued interest, distributions and dividends, if any.
                                --------------
  This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

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

                               EXPLANATORY NOTE

  This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933 ("Rule 462(b)") and includes the registration statement facing page, this page, the signature pages, an exhibit index, opinions of counsel and certain consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (Nos. 333-70888, 333-70888-01) of Prudential Financial, Inc. (the "Company") and Prudential Financial Capital Trust I (the "Trust"), including the exhibits thereto (the "Initial Registration Statement"), which was declared effective by the Securities and Exchange Commission on December 12, 2001, are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 2,300,000 Equity Security Units of the Company for a proposed maximum aggregate offering price of $115,000,000 for sale in the offering referred to in the Initial Registration Statement, as well as an additional $115,000,000 aggregate principal amount of the Company's Debentures due 2006, an additional 2,300,000 Redeemable Capital Securities of the Trust as components of the Equity Security Units, and additional shares of Common Stock of the Company (and related Stock Purchase Rights) for a proposed maximum aggregate offering price of $115,000,000. The Company is also registering, for no additional consideration, additional Stock Purchase Contracts as components of the Equity Security Units and additional Guarantees with respect to the Redeemable Capital Securities of the Trust.

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, New Jersey on the 13th day of December, 2001.

                                          Prudential Financial, Inc.

                                             /s/ Mark B. Grier
                                          By: _____________________________
                                             Name: Mark B. Grier
                                             Title: Executive Vice President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 2001:

                 Name                                         Title
                 ----                                         -----
           Arthur F. Ryan*                          Chairman, Chief Executive
______________________________________               Officer, President and
            Arthur F. Ryan                           Director

         Richard J. Carbone*                        Chief Financial Officer
______________________________________               (Principal Financial
          Richard J. Carbone                         Officer)

          Anthony S. Piszel*                        Controller
______________________________________               (Principal Accounting
          Anthony S. Piszel                          Officer)

          Franklin E. Agnew*                        Director
______________________________________
          Franklin E. Agnew

         Frederic K. Becker*                        Director
______________________________________
          Frederic K. Becker

         Gilbert F. Casellas*                       Director
______________________________________
         Gilbert F. Casellas

           James G. Cullen*                         Director
______________________________________
           James G. Cullen

          Carolyne K. Davis*                        Director
______________________________________
          Carolyne K. Davis

          Allan D. Gilmour*                         Director
______________________________________
           Allan D. Gilmour

        William H. Gray, III*                       Director
______________________________________
         William H. Gray, III

            Jon F. Hanson*                          Director
______________________________________
            Jon F. Hanson

            Glen H. Hiner*                          Director
______________________________________
            Glen H. Hiner

                 Name                                         Title
                 ----                                         -----
         Constance J. Horner*                       Director
______________________________________
         Constance J. Horner

          Gaynor N. Kelley*                         Director
______________________________________
           Gaynor N. Kelley

          Burton G. Malkiel*                        Director
______________________________________
          Burton G. Malkiel

         Ida F. S. Schmertz*                        Director
______________________________________
          Ida F. S. Schmertz

          Charles R. Sitter*                        Director
______________________________________
          Charles R. Sitter

          Donald L. Staheli*                        Director
______________________________________
          Donald L. Staheli

         Richard M. Thomson*                        Director
______________________________________
          Richard M. Thomson

           James A. Unruh*                          Director
______________________________________
            James A. Unruh

         Pindaros R. Vagelos*                       Director
______________________________________
         Pindaros R. Vagelos

         Stanley C. Van Ness*                       Director
______________________________________
         Stanley C. Van Ness

           Paul A. Volcker*                         Director
______________________________________
           Paul A. Volcker

          /s/ Mark B. Grier
By: *_________________________________
   Mark B. Grier, Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, New Jersey on December 13, 2001.

                                          Prudential Financial Capital Trust I

                                          By Prudential Financial, Inc., as
                                             sponsor

                                               /s/ C. Edward Chaplin
                                          By: _________________________________
                                            Name: C. Edward Chaplin
                                            Title:Senior V.P. & Treasurer

                               Index to Exhibits

                                                                   Sequentially
 Exhibit                                                             Numbered
   No.                         Description                             Page
 ------- -------------------------------------------------------   ------------
  5.1    Opinion of Sullivan & Cromwell.
  5.2    Opinion of Richards, Layton & Finger, P.A.
  5.3    Opinion of McCarter & English, LLP.
  8.1    Opinion of McDermott, Will & Emery as to certain tax
         matters.
 23.1    Consent of PricewaterhouseCoopers LLP.
 23.2    Consent of Sullivan & Cromwell (included in Exhibit
         5.1).
 23.3    Consent of Richards, Layton & Finger, P.A. (included in
         Exhibit 5.2).
 23.4    Consent of McCarter & English, LLP (included in Exhibit
         5.3).
 23.5    Consent of Milliman USA.
 23.6    Consent of PricewaterhouseCoopers.
 23.7    Consent of McDermott, Will & Emery (included in Exhibit
         8.1).
 24.1    Powers of Attorney.*

--------
* Incorporated herein by reference to the corresponding exhibit to the Registrants' registration statement on Form S-1 (Nos. 333-70888, 333-70888-
  01).